Exhibit 10.1

Execution Copy

ROLLOVER AND CONTRIBUTION AGREEMENT

This ROLLOVER AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of November 16, 2022 is by and among PCAM Acquisition Corp., a Delaware corporation (“Parent”) and the stockholder named on the signature page hereto (the “Rollover Stockholder”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the execution and delivery of this Agreement by Parent and the Rollover Stockholder is related to the acquisition of Elevate Credit, Inc., a Delaware corporation (the “Company”) by Parent pursuant to the merger of PCAM Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), with and into the Company (with the Company as the surviving corporation and becoming a direct wholly owned subsidiary of Parent), pursuant to the Agreement and Plan of Merger, dated as of November 16, 2022 (as amended, the “Merger Agreement”), by and among Parent, Merger Sub and the Company;

WHEREAS, as of the date hereof, the Rollover Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”) and is entitled to vote and dispose of, as applicable, [●] shares of common stock of the Company, par value $0.0004 per share;

WHEREAS, on the terms and subject to the conditions contained in this Agreement, (i) the Rollover Stockholder desires to contribute to Parent [●] shares of common stock of the Company (the “Rollover Shares”) in exchange for shares of common stock, par value $0.001 per share, of Parent (the “Common Stock”), as more fully set forth herein, and (ii) Parent desires to issue such number of shares of Common Stock to the Rollover Stockholder, as more fully set forth herein;

WHEREAS, for U.S. federal income tax purposes, Parent and the Rollover Stockholder intend that the contribution of Rollover Shares to Parent by the Rollover Stockholder will be treated as a tax-free contribution to Parent under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Parent and the Rollover Stockholder hereby agree as follows:

ARTICLE I

ROLLOVER

1.1. Rollover.

(a) Subject to the terms of this Agreement, immediately prior to the Effective Time, the Rollover Stockholder hereby agrees to and shall contribute to Parent, free and clear of all Liens (other than Liens arising by reason of the Merger Agreement or created pursuant to the Stockholders’ Agreement (as defined below) and, to the extent that the Rollover Stockholder is a party thereto, created pursuant to the Voting Agreement), the Rollover Shares, and to the extent applicable shall deliver to Parent certificate(s) or other evidence representing the Rollover Shares, endorsed in blank (or together with duly executed stock powers, or other evidence representing transfer of the Rollover Shares to Parent), in form and substance reasonably satisfactory to Parent and any other documents and instruments as reasonably may be necessary or appropriate to vest in Parent good and marketable title in and to the Rollover Shares.

(b) In exchange for, and conditioned upon, the Rollover Stockholder’s contribution of the Rollover Shares to Parent, Parent shall issue to the Rollover Stockholder, free and clear of all Liens (other than Liens arising by reason of the Merger Agreement or created pursuant to the Stockholders’ Agreement or, to the extent that the Rollover Stockholder is a party thereto, created pursuant to the Voting Agreement), and as the total consideration for the exchange and contribution of the Rollovers Shares, 156,355 shares of Common Stock (the “Shares”) prior to the Closing (the “Rollover”).

ARTICLE II

CLOSING.

2.1. The Closing. The obligations of Parent, the Company and the Rollover Stockholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Parent and/or the Company, as applicable, of all of the conditions to the consummation of the Merger as set forth in the Merger Agreement and the simultaneous execution of a stockholders’ agreement for Parent in a form mutually agreed upon by Parent and the Rollover Stockholder (the “Stockholders’ Agreement”). Upon the satisfaction or waiver of such conditions, the closing of the transactions contemplated hereby (the “Rollover Closing”) will occur immediately prior to (but subject to the consummation of) the Effective Time and shall be conducted remotely via the electronic exchange of documents and signatures.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Rollover Stockholder as follows:

3.1. Organization and Qualification. Parent is duly organized and validly existing in good standing under the laws of the State of Delaware.

3.2. Authority. Parent has all necessary power and authority and legal capacity to execute, deliver and perform all of its obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent or its respective board of directors or governing body or trustees, or their respective stockholders, members, partners (limited or otherwise) or other equity holders or beneficiaries, as applicable, are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

3.3 Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by Rollover Stockholder, constitutes a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

3.4. No Conflict. The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Rollover Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement or other instrument or obligation including organizational documents binding upon Parent, except, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by such Parent of its obligations under this Agreement. No material consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Parent in connection with the execution and delivery by Parent of this Agreement or the consummation by Parent of the transactions contemplated hereby.

3.5. Issuance of Shares. Upon issuance of the Shares to the Rollover Stockholder, the Shares will represent duly authorized, validly issued, fully paid and non-assessable shares of Common Stock free of restrictions except as set forth in the Stockholders’ Agreement (and, to the extent that the Rollover Stockholder is a party thereto, as set forth in the Voting Agreement), and the Rollover Stockholder shall be the record owner of the Shares.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS OF

ROLLOVER STOCKHOLDER

The Rollover Stockholder hereby represents, warrants and covenants to Parent as follows:

4.1. Organization; Authorization. The Rollover Stockholder has full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Rollover Stockholder and constitutes the valid and binding obligation of the Rollover Stockholder, enforceable against him in accordance with its terms.

4.2. Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by the Rollover Stockholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding agreement of the Rollover Stockholder, enforceable against the Rollover Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

4.3. No Conflict. The execution and delivery of this Agreement by Rollover Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Rollover Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement or other instrument or obligation including organizational documents binding upon Parent, except, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by such Parent of its obligations under this Agreement. No material consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Rollover Stockholder in connection with the execution and delivery by the Rollover Stockholder of this Agreement or the consummation by the Rollover Stockholder of the transactions contemplated hereby.

4.3. Rollover Shares.

(a) The Rollover Stockholder (i) is the sole record and beneficial owner of the Rollover Shares, and has good and marketable title to the Rollover Shares, free and clear of any Liens and (ii) is not a party to, or bound by, any agreement, arrangement, contract, instrument or order relating to (w) the grant of pre-emptive rights to purchase or obtain any equity interests in the Company, (x) the sale, repurchase, assignment or other transfer of any capital stock or equity securities of the Company, (y) the receipt of dividends, proxy rights or voting rights of any capital stock or other equity securities of the Company or

(z) rights to registration under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as amended, of any capital stock or equity securities of the Company. Upon the consummation of the contribution transactions contemplated by this Agreement and subject to the consummation of the Merger, Parent will acquire the Rollover Shares free and clear of all Liens.

(b) The Rollover Stockholder has the sole power to vote or cause to be voted all the Rollover Shares and except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Rollover Stockholder is a party relating to the pledge, disposition or voting of any of the Rollover Shares and there are no voting trusts or voting agreements with respect to any of the Rollover Shares.

4.4. SEC Filings. None of the information supplied in writing by the Rollover Stockholder specifically for inclusion or incorporation by reference in any filings with the Securities and Exchange Commission will cause a breach of the representations and warranties of Parent or Merger Sub set forth in the Merger Agreement.

4.5. Certain Matters Relating to the Rollover Stockholder’s Investment in the Shares.

(a) The Rollover Stockholder is acquiring the Shares for investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act, or any applicable state securities laws.

(b) The Rollover Stockholder has not been given any oral or written information, representations or assurances by Parent or any representative thereof in connection with the Rollover Stockholder’s acquisition of the Shares other than as contained in this Agreement and the Rollover Stockholder is relying on the Rollover Stockholder’s own business judgment and knowledge concerning the business, financial condition and prospects of Parent in making the decision to acquire the Shares. The Rollover Stockholder acknowledges that no person has been authorized to give any information or to make any representation relating to the Shares or Parent, other than as contained in this Agreement and, if given or made, information received from any person and any representation, other than as aforesaid, must not be relied upon as having been authorized by Parent or any person acting on its behalf.

(c) The Rollover Stockholder is an “accredited investor” as described in Rule 501(a) of Regulation D under the Securities Act or is a sophisticated individual familiar with transactions similar to those contemplated by this Agreement and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of such transactions. The Rollover Stockholder has evaluated the merits and risk of transferring the Rollover Shares on the terms set forth in this Agreement and is willing to forego through such transfer the potential for future economic gain and other benefits that might be realized from the ownership or other transfer of the Rollover Shares.

(d) The Rollover Stockholder either alone or with his advisors has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the Shares and has the capacity to protect his own interests in connection with such acquisition.

(e) The Rollover Stockholder understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of the Rollover Stockholder’s investment therein. The Rollover Stockholder is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Rollover Stockholder’s investment in such securities. The Rollover Stockholder acknowledges that the Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available and that transfers of the Shares may be restricted by applicable state and non-U.S. securities laws.

(f) The Rollover Stockholder and his advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated hereby, which the Rollover Stockholder or advisors, if any, have requested to examine.

(g) The Rollover Stockholder understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities, and individuals. The Rollover Stockholder is not a person named on an OFAC list, nor is the Rollover Stockholder a person with whom dealings are prohibited under any OFAC regulation. No capital contribution to Parent by the Rollover Stockholder will be derived from any illegal or illegitimate activities.

4.6. Rollover Stockholder’s Knowledge. The Rollover Stockholder has a high degree of familiarity with the business, operations and current financial condition of the Company and its subsidiaries. The Rollover Stockholder has received no representations or warranties from Parent or the Rollover Stockholder other than as set forth in Article III.

4.7. Reliance. The Rollover Stockholder acknowledges that Parent is issuing the Shares to the Rollover Stockholder pursuant to this Agreement expressly in reliance upon the representations and warranties made by the Rollover Stockholder hereunder.

ARTICLE V

OTHER COVENANTS

5.1. Merger Agreement. The parties hereto acknowledge and agree that Parent will have sole discretion with respect to determining whether the conditions set forth in the Merger Agreement have been satisfied or waived by the appropriate parties thereto. The Rollover Stockholder acknowledges and agrees that neither Parent nor any of its officers, directors, employees, agents, representatives or affiliates will have any liability or obligation to the Rollover Stockholder solely in such capacity resulting from or arising out of any termination of the Merger Agreement or any failure to complete the Merger or any breach of the Merger Agreement by Holdings or any other party thereto.

5.2. Agreement to Cooperate; Further Assurances. The Rollover Stockholder, solely in such capacity, agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable and reasonably requested by Parent to consummate and make effective the contribution of Rollover Shares contemplated hereby.

5.3. Tax Treatment. Parent, the Company and the Rollover Stockholder agree to use their reasonable best efforts to treat the transactions contemplated hereby in accordance with Section 351 of the Code and report the transaction in a manner consistent with such treatment.

ARTICLE VI

MISCELLANEOUS

6.1. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.1):

if to Parent

8214 Westchester Drive, Suite 910

Dallas, Texas 75225

Attention: President

e-mail: adunev@parkcitiesmgmt.com

with a copy to:

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Attention: Jennifer Wisinski and Stephen Grant

e-mail: Jennifer.Wisinski@haynesboone.com and

Stephen.Grant@haynesboone.com

if to Rollover Stockholder, to the mailing address or email address set forth for Rollover Stockholder on the signature page hereof, with a copy to:

[●]

[●]

[●]

e-mail: [●]

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by electronic mail (provided that if given by email such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

6.2. No Agreement as Director or Officer. The parties hereto acknowledge and agree that each Rollover Stockholder is entering into this agreement solely in the Rollover Stockholder’s capacity as a stockholder of the Company, and not as a manager, director or officer of the Company or any of its subsidiaries, and no Rollover Stockholder makes any agreement or understanding in this Agreement in its capacity as a manager, director or officer of the Company or any of its respective subsidiaries (if any such Rollover Stockholder holds such office or position), and nothing in this Agreement: (x) will limit or affect any actions or omissions taken by any Rollover Stockholder in its capacity as such including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (y) will be construed to prohibit, limit, or restrict any Rollover Stockholder from exercising its fiduciary duties as a manager, officer or director to the Company or its stockholders.

6.3. Termination. This Agreement and the respective rights and obligations of the parties hereunder shall terminate immediately and automatically without any further action of such parties upon the valid termination of the Merger Agreement in accordance with its terms.

6.4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at Law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at Law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

6.5. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by any Rollover Stockholder, or by or on behalf of Parent, in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Parent or the Rollover Stockholder, the issue and sale of the Shares and the consummation of the Rollover.

6.6. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto without the prior written consent of the other party. Any attempted transfer or assignment in violation of this Section 6.6 shall be void.

6.7. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

6.8. Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

6.9. Amendment and Waiver. This Agreement may only be amended, restated, supplemented or otherwise modified or waived by a written instrument signed by each of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or obligation contained herein. No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

6.10. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

6.11. Governing Law. This Agreement, and all action (whether based on contract, tort, or statute) arising out of or relating to, or in connection with this Agreement or the actions of any of the parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

6.12 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, in the federal court of the United States of America sitting in the State of Delaware. Each of the parties hereto agrees that service of process or other papers in connection with any such action in the manner provided for notices in Section 6.1 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.12; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

6.13. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.

6.14. Spousal Consent. If any Rollover Stockholder who is a natural person is married on the date of this Agreement and a consent from such Rollover Stockholder’s spouse is required for Parent to enforce the provisions of this Agreement, such Rollover Stockholder’s spouse has executed the consent set forth on Exhibit A hereto (“Consent of Spouse”). Notwithstanding the execution and delivery thereof, such Consent of Spouse shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s shares of capital stock that do not otherwise exist by operation of law or other agreement of the partied.

6.15 Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

6.16 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

6.17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

PARENT:	PCAM ACQUISITION CORP.

By:
Name: Alex Dunev
Title: President

[Signature Page to the Rollover and Contribution Agreement]

ROLLOVER STOCKHOLDER:

[●]
Name: [●]
Street Address: [●] City/State/Zip Code: [●] Email: [●]

[Signature Page to the Rollover and Contribution Agreement]

EXHIBIT A

CONSENT OF SPOUSE

I, ____________________, spouse of Jason Harvison, acknowledge that I have read the Rollover and Contribution Agreement, dated as of November 16, 2022, to which this Consent of Spouse is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the exchange of shares of common stock of Elevate Credit, Inc. (the “Company”), which my spouse may own, including any interest I might have therein, for shares of common stock of PCAM Acquisition Corp.

I hereby agree that my interest, if any, in any shares of common stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of common stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance of counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:

Signature

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